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                                                                    EXHIBIT 10.8



                             CO-MARKETING AGREEMENT


    This Co-Marketing Agreement ("Agreement") is made and entered into as of March 26, 1998 ("Effective Date"), by and between E-Loan Inc., a California corporation located at 540 University Avenue, Palo Alto, CA 94301 ("E-Loan") and E*TRADE Group, Inc., a Delaware corporation located at Four Embarcadero Place, 2400 Geng Road, Palo Alto, CA 94303 ("E*TRADE").

    1.  Definitions.

        a. "Co-Branded Site" means the Co-Branded version of the E-Loan Site as specified in Exhibit A attached hereto.

        b. "E*TRADE Services" means E*TRADE's electronic brokerage services and related products available at the E*TRADE Site.

        c. "E*TRADE Site" means E*TRADE's web site located at (http://www.etrade.com) (or any replacement or successor address).

        d. "E-Loan Services" means E-Loan's on-line mortgage brokerage services and related products available through the E-Loan Site.

        e. "E-Loan Site" means E-Loan's web site located at (http://www.eloan.com) (or any replacement or successor address) and all third party Co-Branded or mirrored addresses or sites thereof.

        f. "Investor Tools Page" means the investor tools page on the E*TRADE Site at (http://www.etrade.com/cgi- bin/cgitrade/investors).

    2.  Co-Branded Web Site; Promotion.

        a. Scope. The parties shall undertake and perform the obligations for the marketing and promotion of the E-Loan Services along with the E*TRADE Services on the CoBranded Site, the E-Loan Site and E*TRADE Site, as described in Exhibit A attached hereto. All such promotional activity shall be subject to the prior approval of both parties, such approval not to be unreasonably withheld. E-Loan shall not sell advertising to, or otherwise promote, any other securities brokers on the Co-Branded Site. E-Loan shall not sell any advertising space on the ELoan Site to any third party on-line securities brokers. E*TRADE shall not sell advertising to, or otherwise promote, any other multi-lender vendor or mortgage product offering on the Co-Branded Site. E*TRADE shall not offer or sell any advertising space on the E*TRADE Site to any third party multi-lender vendor. E*TRADE will be included on all other E-Loan Co-Branded sites, unless prohibited by third party agreement. However, upon request from E*TRADE, E-Loan agrees to remove E*TRADE from any E-Loan Co-Branded site if so instructed by E*TRADE.
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        b. Exclusive.  E-Loan will be the exclusive multi-lender vendor featured on the E*TRADE Site; E*TRADE will be the exclusive on-line securities broker listed in E-Loan's Site.

        c. Customer Service and Loan Service Support. E-Loan agrees to provide customer service support to users accessing the E-Loan Services. E-Loan will provide E*TRADE with its standard customer service metrics and policies. E-Loan agrees to provide the same level of service to E*TRADE customers as would be provided to other E-Loan customers. However, in no case shall such metrics or policies be below accepted industry standards.

        d. Restrictions.  Other than by engaging in the activities described in
Section 2.a and 2.b above, E-Loan and its employees will not (i) describe E*TRADE's brokerage services (other than disseminating or posting promotional or advertising materials approved in each case by E*TRADE pursuant to Section 3 below); (ii) recommend or endorse specific securities (other than by disseminating publications or information prepared by third parties that are responsible for such content); (iii) become involved in the financial services offered by E*TRADE, including, without limitation, by: (A) opening, maintaining, administering, or closing customer brokerage accounts with E*TRADE; (B) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with E*TRADE; (C) extending credit to any customer for the purpose of purchasing securities through, or carrying securities with, E*TRADE; (D) answering E*TRADE customer inquiries or engaging in negotiations involving brokerage accounts or securities transactions; (E) accepting customer securities orders, selecting among broker-dealers or routing orders to markets for E*TRADE execution; (F) handling funds or securities of E*TRADE customers, or effecting clearance or settlement of customer securities trades; or (G) resolving or attempting to resolve any problems, discrepancies, or disputes involving E*TRADE customer accounts or related transactions.
E-Loan acknowledges that engaging in any of the above activities may subject E-Loan to broker-dealer registration requirements under the Securities Exchange Act of 1934 and applicable state law.

    3.  Licensed Marks.

        a. License to E*TRADE Marks. Subject to all the terms and conditions of this Agreement, E*TRADE hereby grants E-Loan a nonexclusive, non-transferable, non-sublicensable license to use the E*TRADE Marks solely on the E-Loan Site and Co-Branded Site, and solely in connection with the marketing and promotion of the E-Loan Services and the E*TRADE Services. "E*TRADE Marks" shall mean solely the E*TRADE name and logo specified in Exhibit B hereto; provided, however, that E*TRADE, in its sole discretion from time to time, may change the appearance and/or style of the E*TRADE Marks or add or subtract from the list in Exhibit B, provided that, unless required earlier by a court order or to avoid potential infringement liability, E-Loan shall have fourteen (14) days' notice to implement any such changes. E-Loan hereby acknowledges and agrees that (i) the E*TRADE Marks are owned solely and exclusively by E*TRADE, (ii) except as set forth herein, E-Loan has no rights, title or interest in or to the E*TRADE Marks and (iii) all use of the E*TRADE Marks by E-Loan shall inure to the benefit of E*TRADE. E-Loan agrees not to apply for registration of the E*TRADE Marks (or any mark confusingly similar thereto) anywhere in the world. E-Loan agrees that it shall not engage,


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participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any E*TRADE
Mark.

        b. Use and Display of E*TRADE Marks. E-Loan acknowledges and agrees that the presentation and image of the E*TRADE Marks should be uniform and consistent with respect to all services, activities and products associated with the E*TRADE Marks. Accordingly, E-Loan agrees to use the E*TRADE Marks solely in the manner which E*TRADE shall specify from time to time in E*TRADE's sole discretion. All usage by E-Loan of the E*TRADE Marks shall include the registered trademark symbol and shall be in the following form, as appropriate:
[E*TRADE Mark](R). All literature and materials printed, distributed or electronically transmitted by E-Loan and containing the E*TRADE Marks shall include the following notice:

           [E*TRADE Mark] is a registered trademark of E*TRADE Group, Inc.

        c. License to E-Loan Marks. Subject to all the terms and conditions of this Agreement, E-Loan hereby grants E*TRADE a nonexclusive, non-transferable, non-sublicensable license to use the E-Loan Marks solely on the E*TRADE Site and in connection with the marketing and distribution of the E*TRADE Services to its customers. "E-Loan Marks" shall mean solely the E-Loan trade names, marks and logos specified in Exhibit C hereto; provided, however, that E-Loan, in its sole discretion from time to time, may change the appearance and/or style of the E-Loan Marks or add or subtract from the list in Exhibit C, provided that, unless required earlier by a court order or to avoid potential infringement liability, E*TRADE shall have fourteen (14) days' notice to implement any such changes. E*TRADE hereby acknowledges and agrees that, (i) the E-Loan Marks are owned solely and exclusively by E-Loan, (ii) except as set forth herein, E*TRADE has no rights, title or interest in or to the E-Loan Marks and (iii) all use of the E-Loan Marks by E*TRADE shall inure to the benefit of E-Loan. E*TRADE agrees not to apply for registration of the E-Loan Marks (or any mark confusingly similar thereto) anywhere in the world. E*TRADE agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any E-Loan Mark.

        d. Use and Display of E-Loan Marks. E*TRADE acknowledges and agrees that the presentation and image of the E- Loan Marks should be uniform and consistent with respect to all services, activities and products associated with the E- Loan Marks. Accordingly, E*TRADE agrees to use the E-Loan Marks solely in the manner which E-Loan shall specify from time to time in E-Loan's sole discretion. All usage by E*TRADE of the E-Loan Marks shall include the appropriate trademark symbol and shall be in the following form, as appropriate: [E-Loan Mark](R) or [E-Loan Mark](TM). All literature and materials printed, distributed or electronically transmitted by E-Loan and containing the E-Loan Marks shall include the following notice:

           [E-Loan Mark] is a [registered] trademark of E-Loan Group, Inc.


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    4.  Payment; Reports; Audit Rights.

        a. Fees. Subject to the terms and conditions of this Agreement, E-Loan agrees to pay E*TRADE the following fees:

                    (i) "Click-Through" Fees. E-Loan shall pay to E*TRADE [*] per each click-through by a user via hyperlinks (hereinafter "click-through") from the E*TRADE Site to the Co-Branded Site. E-Loan shall guarantee a monthly minimum payment of click-through fees of [*] to E*TRADE during such time as E-Loan is featured on the Investor Tools Page. Once E*TRADE moves E- Loan content to a new center (yet to be named) on the E*TRADE Site that includes, among other things, information on mortgage loans as described in Exhibit A hereto (hereinafter the "Financial Services Center"), E- Loan shall pay to E*TRADE the greater of actual click-through fees for such period or the following minimum click-through fees: [*]. At the end of [*] with [*] being defined as beginning with the date E-Loan content is moved into the Financial Services Center and continuing for the subsequent twelve month period, provided that such period may be extended up to two months, by the approval of both parties, in order to make up for any shortfall of minimum click- through fees. At the end of [*], with [*] being defined as beginning at the end of [*] (including any extension) and continuing for the next twelve month period, provided that such term may be extended up to three months, by the approval of both parties, in order to make up for any shortfall of minimum click-through fees. At the end of [*] with [*] being defined as beginning at the end of [*] (including any extension) and continuing for the next twelve month period, provided that such term may be extended up to three months, by the approval of both parties, in order to make up for any shortfall of minimum click-through fees.

                    (ii) Educational Articles and Calculators. E-Loan will provide to E*TRADE educational articles and calculators to E*TRADE for use on the E*TRADE Site and, which will be served on the E*TRADE server, free of charge.

                    (iii) Compensation in Connection with Loans. When the regulations promulgated under the Real Estate Settlement Procedures Act ("RESPA") are revised to permit payments of commissions for referrals of loan candidates, E-Loan shall pay to E*TRADE either [*] or, if such loan application results in a closed loan, [*]. E-Loan shall pay to E*TRADE an additional [*] for each such loan that qualifies for volume rebates from the lender (for a total of [*] qualifying for volume rebates). These loan fees will be paid in lieu of the click-through fees listed in


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*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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        Section 4.a(i) above.  E-Loan shall guarantee a monthly minimum payment of loan fees of [*] during such time as E-Loan is featured on the Investor Tools Page. Once E*TRADE moves E-Loan content to the Financial Services Center, E-Loan shall pay to E*TRADE the greater of the actual loan fees for such period or the following minimum loan fees: [*]. At the end of [*], such twelve month period may be extended up to two months, by the approval of both parties, in order to make up for any shortfall of minimum loan fees. At the end of [*] each such twelve month period may be extended up to three months, by the approval of both parties, in order to make up for any shortfall of minimum loan fees.

                    (iv) Credit Reports and Services. E-Loan shall pay to E*TRADE [*] of all revenue E-Loan earns from the sale of three agency credit reports, single agency credit reports, and subscriptions to credit monitoring services sold through the Co-Branded Site.

                    (v) New Services. E-Loan and E*TRADE agree to negotiate in good faith to determine the terms and conditions for sharing the revenue generated from any new services, such as car loans, that become features on the Co-Branded Site.

        b. Impression Guarantees. E*TRADE guarantees to provide the following page impressions, with impressions being defined as each time a user views a page on the E*TRADE site featuring the E-Loan Services, as follows: [*] provided that E-Loan's sole remedy for E*TRADE's failure to meet the foregoing guarantees shall be the right to terminate this Agreement pursuant to Section 6.b(vi) below.

        c. Advertising Revenues. If the parties decide to have third party advertising on the Co-Branded Site or in E- Loan articles or calculators hosted by E*TRADE, revenues generated from advertising sales will be shared as follows:

                    (i) If E*TRADE sells and serves the advertisement, E*TRADE shall retain a commission of [*] of the total advertising revenues therefrom. Advertising revenue remaining after the commission and other required third party fees have been paid will be split equally between E*TRADE and E- Loan.

                    (ii) If E-Loan sells and serves the advertisement, E-Loans shall retain a commission of [*] of the total advertising revenues therefrom. Advertising revenue remaining after the commission and other required third party fees have been paid will be split equally between E*TRADE and E-Loan.


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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                    (iii) If a third party sells and serves the advertisement, advertising revenue remaining after the commission to such third party and other related fees have been paid will be split equally between E*TRADE and E-Loan.

    All advertising activity hereunder shall be subject to the prior approval of both parties, such approval not to be unreasonably withheld.

        d. Reports and Payment. The parties shall deliver to one another the following reports and payments:

                    (i) E*TRADE Reports and Payments. Within ten (10) days following the end of each month, E*TRADE shall furnish E-Loan with a report detailing (1) the number of impressions and sources, if available, for pages on the E*TRADE Site with links to E-Loan Services
        (2) the number of click-throughs from each link at the E*TRADE Site to the Co-Branded Site, and (3) all advertisements that E*TRADE has sold and served for the Co-Branded Site. All fees owning to one party from the other pursuant to such report shall be paid within thirty (30) days after the end of each month in which they accrue.

                    (ii) E-Loan Reports and Payments. Within thirty (30) days following the end of each month, E-Loan shall furnish E*TRADE with a report detailing (1) all advertisements that are sold and/or served during such month pursuant to Section 4.c above, whether sold by E-Loan, E*TRADE or any third party, (2) the number of three party credit reports, single agency credit reports, and subscriptions to credit monitoring services sold through the Co-Branded Site, and (3) when referral payments are permitted under RESPA, the number of loan applications, closed loans, and closed loans qualifying for volume discounts from the lender during such month. Along with each such report, E-Loan shall submit all payments due to E*TRADE, including payments for click-through fees or loan referral payments, whichever is applicable, along with the basis for calculating such payments for each such month.

        e. Audit Rights. Each party shall keep, maintain and preserve for at least two (2) years following termination or expiration of the term of this Agreement or any renewal(s) thereof, accurate records relating to such party's payment obligations hereunder. Such records shall be maintained as confidential, but shall be available for inspection and audit as provided herein. Each party shall have the right at least once per calendar year to have an independent public accountant, reasonably acceptable to the other party, examine such other party's relevant books, records and accounts for the purpose of verifying the accuracy of payments made to the other party as required under this Agreement. Each party acknowledges and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to the payments due hereunder. Each audit will be conducted at the audited party's place of business, or other place agreed to by E-Loan and


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E*TRADE, during the audited party's normal business hours and with at least five (5) business days prior written notice to the audited party. The auditing party shall pay the fees and expenses of the auditor for the examination; provided that should any examination disclose a greater than five percent (5%) shortfall in the payments due the auditing party for the period being audited, the audited party shall pay the reasonable fees and expenses of the auditor for that examination.

    5. Ownership. Each party or their respective licensors and third party information and content providers retain all rights, title and interest in and to all of the information, content, data designs, materials and all copyrights, patent rights, trademarks rights and other proprietary rights thereto provided by such Party pursuant to this Agreement. Except as expressly provided herein, no other right or license with respect to any copyrights, patent rights, trademark rights or other proprietary rights is granted under this Agreement. All rights not expressly granted hereunder by a party are expressly reserved to such party and its licensors and information and content providers.

    6.  Term and Termination.

        a. This Agreement shall commence on the Effective Date ad shall remain in full force and effect (unless terminated earlier as provided below) for an initial term of [*].

        b. This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

                    (i) If the other ceases to do business, or otherwise terminates its business operations, except as a result of an assignment permitted under Section 13.a below; or

                    (ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days; or

                    (iii) If the other materially breaches any material provision of this Agreement and fails to cure substantially such breach within thirty (30) days of written notice describing the breach, excepting a breach of Section 10, in which case the other party shall have the right to immediately terminate upon written notice to the breaching party; or

                    (iv) Effective immediately and without notice if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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                    (v) E-Loan is unable to meet the guaranteed annual
        (including extension periods) click-throughs as stated in Section 4.a, E*TRADE shall have the right to terminate this Agreement with 30 days written notice.

                    (vi) E*TRADE is unable to provide the guaranteed annual (including extension periods) impressions as stated in Section 4.b, and such shortfall prevents E-Loan from meeting its guaranteed annual click-throughs as stated in Section 4.a, E-Loan shall have the right to terminate this Agreement with 30 days written notice.

                    (vii) E-Loan does not meet the service level standards as specified in Exhibit D to this Agreement for a period of 3 consecutive months or 3 out of 6 months. In such event, E*TRADE shall have the right to immediately terminate this Agreement upon written notice.

        c. Survival. Sections 4.d and 5 through and including 13, all accrued payment obligations and, except as otherwise expressly provided herein, any right of action for breach of this Agreement prior to termination shall survive any termination of this Agreement. Furthermore, upon termination or expiration of this Agreement, the Co-Branded Site shall be discontinued and the licenses and obligations in Sections 2 and 3 shall cease.

    7. Warranty; Disclaimer. Each party represents and agrees that any information, content or other materials or services provided, uploaded or transmitted by or for it to the other party or any of its customers or licensees will not, to the best actual knowledge of the providing party (a) violate any local, state, federal or other law or regulation, (b) contain any libelous, defamatory, disparaging, pornographic or obscene materials, (c) contain, or introduce to any system or database of the other party or any of its customers or licensees, any virus or similar destructive programs, codes, routines or algorithms or other materials that will interfere with use of such databases, systems, or networks or will cause any system, network or database to become erased, contaminated, inoperable or otherwise incapable of being used in the manner in which they were used prior to introduction of such materials (collectively "Viruses"), (d) infringe any copyright, trademark or other proprietary right of any person or (e) give rise to any civil liability. Each party agrees that it will only use computer systems or services employing reasonable means to check for and prevent (i) the spread of Viruses and (ii) use or access by unauthorized persons. Except for the foregoing, NEITHER PARTY MAKES ANY WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY INFORMATION, CONTENT OR OTHER MATERIALS PROVIDED OR MADE AVAILABLE BY IT HEREUNDER AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

    8. Indemnification. Each party (the "Indemnitor") shall defend or settle at its expense a claim or suit against the other party (the "Indemnitee"), its sublicensees, distributors, and end users arising out of or in connection with an assertion that the information, content or other


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
materials or services provided or made available by the Indemnitor or the use thereof as specifically authorized by the Indemnitor, infringe any copyright or trademark rights of any third party, or are a misappropriation of any third party's trade secret, or contain any libelous, defamatory, disparaging, pornographic or obscene materials. The Indemnitor shall indemnify and hold harmless the Indemnitee against and from damages, costs, and attorneys' fees, if any, incurred in defending and/or resolving such suit; and in addition, E-Loan will indemnify and hold harmless E*TRADE against and from damages, costs, and attorneys' fees, if any, incurred as a result of any claims for violations of RESPA rules or regulations relating to transactions under this Agreement; provided that (a) the Indemnitor is promptly notified in writing of such claim or suit, (b) the Indemnitor shall have the sole control of the defense and/or settlement thereof, (c) the Indemnitee furnishes to the Indemnitor, on request, information available to the Indemnitee for such defense, and (d) the Indemnitee cooperates in any defense and/or settlement thereof as long as the Indemnitor pays all of the Indemnitee's reasonable out of pocket expenses and attorneys' fees. The Indemnitee shall not admit any such claim without prior consent of the Indemnitor.

    9. Limited Liability. EXCEPT AS OTHERWISE PROVIDED BELOW, AND NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE LIMITATIONS IN THIS SECTION 9 SHALL NOT APPLY TO ANY BREACH OF SECTION 10.

    10. Confidential Information.

        a. Each party ("Receiving Party") agrees to keep confidential and not disclose or use except in performance of its obligations under this Agreement, confidential or proprietary information related to the other party's ("Disclosing Party") technology or business that the Receiving Party learns in connection with this Agreement and any other information received from the other, including without limitation, to the extent previously, currently or subsequently disclosed to the Receiving Party hereunder or otherwise: information relating to products or technology of the Disclosing Party or the properties, composition, structure, use or processing thereof, or systems therefor, or to the Disclosing Party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know- how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information), all of the foregoing, "Confidential Information"). Neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party. Each party shall use reasonable precautions to protect the other's Confidential Information and employ at least those precautions that such party employs to protect its own confidential or proprietary information. "Confidential Information" shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee) enters the


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

public domain (and is readily available without substantial effort), or (b) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it by another person without restriction, (d) was independently developed by it by persons without access to such information and without use of any Confidential Information of the Disclosing Party or (e) is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure.

        b. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 10 will constitute a material breach of this Agreement.

    11. Relationship of Parties. The parties hereto expressly understand and agree that each party is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Neither party nor its agents or employees are the representatives of the other party for any purpose and neither party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

    12. Notices. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its addresses set forth on the first page above or as amended by notice pursuant to this Section. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails.

    13. Miscellaneous.

        a. Prohibition Against Assignment. Neither this Agreement nor any rights, licenses or obligations hereunder, may be assigned by either party without the prior written approval of the non-assigning party. Notwithstanding the foregoing, either party may assign this Agreement to any acquiror of all or of substantially all of such party's equity securities, assets or business relating to the subject matter of this Agreement. Any attempted assignment in violation of


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
this Section will be void and without effect. Subject to the foregoing, this Agreement will benefit and bind the parties' successors and assigns.

        b. Applicable Law; Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of law principles thereof. In any action to enforce this Agreement the prevailing party will be entitled to costs and attorneys' fees.

        c. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing, and shall not be effective until signed by both parties.

        d. Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended or modified and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

        e. Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

        f. Publicity. Any press releases in connection with this Agreement shall be subject to the prior written mutual approval of the parties.

        g. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

        h. Third Party Beneficiaries. E*TRADE's and E-Loan's third party licensors and information providers are intended beneficiaries of this Agreement.

        i. Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

                                        E-LOAN INC.

                                        By: /s/ Chris Larsen
                                           ------------------------------------
                                        Name:   Chris Larsen
                                             ----------------------------------
                                        Title:  President
                                              ---------------------------------

                                        E*TRADE GROUP, INC.
                                        By: /s/ Judy Balint
                                           ------------------------------------
                                        Name:   Judy Balint
                                             ----------------------------------
                                        Title:  Senior Vice President
                                              ---------------------------------

                                   EXHIBIT A

                        E-Loan's Promotional Obligations

         Pursuant to Section 2.a of the Agreement, E-Loan's promotional efforts and obligations shall include but are not limited to the following:

         1. Placement of E*TRADE Content. E-Loan shall feature the E*TRADE's Marks, text descriptions of the E*TRADE Services and hyperlinks to the E*TRADE Site with prominent display, as agreed upon by the parties, on the "Online Resources" area (http://www.eloan.com/cgi-bin/resources) or similar area of all versions of the E-Loan Site, including without limitation, third party Co-Branded and mirrored versions of the E-Loan Site, so long as such placement is not required to be excluded by the third party. Such logos, content and hyperlinks will be featured with prominence no less than that provided to other financial service companies who may, over time, be listed in the E-Loan's Online Resources area. E-Loan shall use materials and content provided by E*TRADE for such promotion. E*TRADE shall have the right to the review and prior approval of all uses of the E*TRADE Marks and content, with such approval not unreasonably withheld.

         2. Co-Branded Site. E-Loan shall develop and host a Co-Branded version of the E-Loan Site which shall include, without limitation, E-Loan's search engine and process to view, search, monitor, qualify and apply for a loan, as well as information to aid the consumer with the loan selection and financing process ("Co-Branded Site"). The Co-Branded Site shall be available and promoted only to customers from the E*TRADE Site and shall be framed by E*TRADE and will include E*TRADE's logo, navigation buttons and hyperlinks back to the E*TRADE Site. E*TRADE shall have the right to the review and prior approval of the co-branding and all uses of the E*TRADE Marks and content, with such approval not unreasonably withheld.

         3. Promotion of the relationship created by this Agreement through a joint press release and in other appropriate promotional materials and campaigns mutually agreed upon by the parties.

E*TRADE's Promotional Obligations

E*TRADE's promotional efforts will include, but are not limited to the following:

         1. E*TRADE will initially feature a description of E-Loan and the E-Loan Services and a hyperlink to the Co- Branded Site on the Investor tools page (http://www.etrade.com/cgi-bin/cgitrade/investors) of the E*TRADE Site. By June 1998, E*TRADE will create a center on the E*TRADE Site that will include information on mortgage loans. E-Loan will receive a premium position in this center that will serve as the access point to the Co-Branded Site. This position will, at minimum, include space for an E-Loan logo and a brief text description.

         2. E*TRADE will provide its standard level of partner marketing support, which includes:

            - a joint press release with E-Loan announcing the relationship and other promotions as appropriate.

            -    inclusion of E-Loan in the quarterly E*TRADE Edge newsletter.

            -    a headline at the top of the Main Menu page
                 (http://www.etrade.com/cgi- bin/cgitrade/MainMenu) for a period of no less than one week within one month of the move of E- Loan's content to the Financial Services Center.

         These marketing activities will include use of content provided by E-Loan for such purposes, provided that E- Loan shall have the right to review and prior approval of such use of E-Loan content, such approval shall not be unreasonably withheld.

         3. E*TRADE shall utilize excess banner inventory to promote the Financial Services Center.

                                   EXHIBIT B

                                 E*TRADE Marks


         E*TRADE(R)E*TRADE Securities, Inc. (R)

         E*TRADE Group, Inc.(R)

         TELE*MASTER (R)

         Someday, we'll all invest this way.SM

         Personal Market Page SM


         E*TRADE Logo(R)

                                   EXHIBIT C

                                  E-Loan Marks

                                   EXHIBIT D


1.  PERFORMANCE.

a) Average less than [*] of requests. Measures server response time only, not network transmission time.

b)  Average [*] up time.

c)  Post an approved message in the event of a system outage.

2.  MONITORING/REPORTING

a)  Provide details on the method used to monitor performance times.

b) Provide weekly and monthly reporting which details server up time with the following details per period:

       o   average response

       o   actual daily response time detail

       o   average server up time

       o   actual daily up time

This information will be emailed to the appropriate contact within the E*TRADE Information Systems Division on Monday of each week for the previous week's reports and the first working day of each month for the previous month's reports.

3.  ESCALATION PROCEDURES

a) Notify E*TRADE via the following email addresses in case of a service outage:

       o   operators@etrade.com

       o   helpdesk@etrade.com

b) Notify E*TRADE within 5 minutes of a service outage. Status information to include:

       o   reason for the outage.

       o   ETA for service restoral.

c) If E*TRADE experiences a service outage and has not been notified by email by E-Loan, E*TRADE will contact (insert E-Loan contact name) at E-Loan at (insert E-Loan contact phone number) and will be given the information listed in 3.b.

d) Continue to notify E*TRADE with updated status for the duration of the outage.

e)  Provided a post incident summary.  This summary should include:

       o   the cause of the problem.

       o   method used to correct the problem.

       o   measures E-Loan will take to prevent further occurrences.


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.  BUSINESS RESUMPTION

a) E-Loan must prove the ability to switch processing from the primary server to a hot backup server within 10 minutes. Testing of this procedure will be conducted as requested by E*TRADE on a designated weekend by both E-Loan and E*TRADE personnel.

b) Perform an analysis that documents all of the single points of failure in the E-Loan network and system configuration. Include network components such as routers, hardware and software components.

c) Provide geographic redundancy to primary server within 2 months from the date of the effective date of the Co-Marketing Agreement between E*TRADE and E-Loan.

d) Eliminate all of the single points of failure within the E-Loan domain within 3 months from the effective date of the Co-Marketing Agreement between E*TRADE and E-Loan.

5.  REVENUE IMPACT RECOUPMENT

a) In the event that E-Loan fails to meet the performance objectives defined in Section 1.a), a penalty of [*] will be due E*TRADE.

b) In the event that E-Loan fails to meet the performance objectives defined in Section 1.b), E-Loan will credit E*TRADE a prorated amount of the monthly service fee as compensation for the service outage. The calculation for this credit will be as follows: The monthly fee as specified in Section 4.a.(i) divided by 720 hours (30 days per month times 24 hours per day) times the total time of the outage.

c) In the event that E-Loan fails to meet the performance objectives defined in Section 1.c), a penalty of [*] will be due E*TRADE.

d) These penalties will be credited to the month's billing in which the performance failure occurred.

e) Failure by E-Loan to meet these performance objectives for 3 consecutive months or 3 out of 6 months shall constitute a breach of this Agreement and E*TRADE will have the right to terminate immediately after providing written notice to E-Loan of such intent.


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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